Exhibit 99.1

Investor Relations Contact

Monica Prokocki

VP of Investor Relations

602-767-2100

investor.relations@lifestance.com

LifeStance Reports First Quarter 2022 Results

SCOTTSDALE, Ariz. – May 9, 2022 – LifeStance Health Group, Inc. (NASDAQ: LFST), one of the nation’s largest providers of outpatient mental health care, today announced financial results for the quarter ended March 31, 2022.

(All results compared to prior-year comparative period, unless otherwise noted)

Q1 2022 Highlights and FY 2022 Outlook

•
Revenue of $203.1 million increased $60.0 million or 42% compared to revenue of $143.1 million
•
Total clinicians of 4,989 up 51%, a net increase of 199 in the first quarter
•
Net loss of $62.3 million compared to net loss of $8.7 million, primarily driven by stock-based compensation expense of $59.9 million
•
Adjusted EBITDA of positive $12.5 million compared to Adjusted EBITDA of positive $12.6 million
•
Reaffirming guidance: Expecting full year 2022 revenue of $865 million to $885 million, Center Margin of $240 million to $255 million, and Adjusted EBITDA of $63 million to $67 million

"We are pleased with the team’s disciplined execution of our strategy, which drove solid results in the first quarter, even through the recent pandemic surge and current labor market dynamics,” said Michael Lester, Chairman and CEO of LifeStance. “We believe that our first quarter performance positions us well for the balance of the year, and that our differentiated hybrid model will continue to drive our growth regardless of how patient care shifts between in-person and virtual visits. Additionally, patient demand for our services has never been stronger and our patient acquisition costs remain very low, as the vast majority of our patients come directly from sticky primary care referrals, in-network payor relationships, and organic online self-referrals. Most importantly, we are confident in our ability to continue expanding access to affordable, best-in-class outpatient mental healthcare to help people lead healthier, more fulfilling lives."

Financial Highlights
	Q1 2022	Q1 2021	Y/Y
(in millions)
Total revenue	$203.1	$143.1	42%
Loss from operations	(64.9)	(0.9)	7,111%
Center Margin	54.2	44.0	23%
Net loss	(62.3)	(8.7)	616%
Adjusted EBITDA	12.5	12.6	(1%)
As % of Total Revenue:
Loss from operations	(32.0%)	(0.6%)
Center Margin	26.7%	30.7%
Net loss	(30.7%)	(6.1%)
Adjusted EBITDA	6.2%	8.8%

(All results compared to prior-year period, unless otherwise noted)

•
Revenue grew 42% to $203.1 million. Strong revenue growth was supported by a 51% net increase in total clinicians, driven by hiring and acquisitions.
•
Loss from operations of $64.9 million, primarily driven by stock-based compensation expense of $59.9 million. Net loss of $62.3 million.
•
Center Margin grew 23% to $54.2 million, or 26.7% of revenue. Center Margin as a percentage of revenue declined as new clinicians ramp to maturity.

•
Adjusted EBITDA remained relatively flat at $12.5 million, or 6.2% of revenue. Adjusted EBITDA as a percentage of revenue declined due to the decrease in Center Margin as a percentage of revenue, partially offset by improved leverage in operating expenses.

Strategy and Key Developments

During the first quarter, LifeStance took several actions to support the company’s strategy to expand into new markets, build market density and offer a technology-enabled experience for patients and clinicians, including:

•
Drove 51% year-over-year growth to 4,989 clinicians with the addition of 199 net clinicians in the quarter, demonstrating that the company’s value proposition continues to resonate in the market
•
Completed two acquisitions, bringing the total since inception to 79
•
Opened 41 de novo centers to support the company's differentiated hybrid model offering both in-person and virtual care
•
Continued to deploy proprietary online booking and intake experience ("OBIE") across the country, which is now live in seven states
•
Entered into a new credit facility in early May, which will repay existing net long-term debt at a more favorable cost of debt than the existing credit facility and provide access to incremental debt capital to fund growth through up to $100 million in delayed draw loans and $50 million in revolving loans at close (undrawn at close)
•
Awarded grants through the LifeStance Health Foundation to non-profits that directly serve youth and adolescent populations, including the American Foundation for Suicide Prevention, to improve access for youth and further support the destigmatization of mental health

Balance Sheet, Cash Flow and Capital Allocation

LifeStance provided $3.3 million cash flow from operations during the first quarter of 2022. The company ended the first quarter with cash of $114.0 million and net long-term debt of $177.4 million.

2022 Guidance1

LifeStance is reiterating its guidance for 2022 revenue of $865 million to $885 million, Center Margin of $240 million to $255 million, and Adjusted EBITDA of $63 million to $67 million.

For the second quarter of 2022, the company expects revenue of $209 million to $214 million, Center Margin of $57 million to $61 million, and Adjusted EBITDA of $12 million to $15 million.

Footnotes:

(1)
Guidance for the second quarter of 2022 and full year 2022 assumes no further COVID-related impacts or changes in the labor market environment.

Conference Call, Webcast Information, and Presentation

LifeStance will hold a conference call today, May 9, at 4:30 p.m. Eastern Time to discuss first quarter 2022 results. Investors who wish to participate in the call should dial 1-888-660-0230, domestically, or 1-409-217-8218, internationally, approximately 10 minutes before the call begins and provide conference ID number 1191785 or ask to be joined into the LifeStance call. A real-time audio webcast can be accessed via the Events and Presentations section of the LifeStance Investor Relations website (https://investor.lifestance.com), where related materials will be posted prior to the conference call.

About LifeStance Health Group, Inc.

Founded in 2017, LifeStance (NASDAQ: LFST) is reimagining mental health. We are one of the nation’s largest providers of virtual and in-person outpatient mental health care for children, adolescents and adults experiencing a variety of mental health conditions. Our mission is to help people lead healthier, more fulfilling lives by improving access to trusted, affordable, and personalized mental healthcare. LifeStance employs approximately 5,000 psychiatrists, advanced practice nurses, psychologists and therapists and operates across 32 states and more than 500 centers. To learn more, please visit www.LifeStance.com.

We routinely post information that may be important to investors on the “Investor Relations” section of our website at investor.lifestance.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Forward-Looking Statements

Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These statements include, but are not limited to full-year and second-quarter guidance, statements about the company’s financial position; business plans and objectives; general economic and industry trends; operating results; and working capital and liquidity and other statements contained in this presentation that are not historical facts. When used in this press release and on the related teleconference, words such as “may,” “will,” “should,” “could,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us are intended to identify forward-looking statements. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies; if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy; our ability to recruit new clinicians and retain existing clinicians; if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be harmed; we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition; we are dependent on our relationships with affiliated practices, which we do not own, to provide health care services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges; we operate in a competitive industry, and if we are not able to compete effectively, our business, results of operations and financial condition would be harmed; the impact of health care reform legislation and other changes in the healthcare industry and in health care spending on us is currently unknown, but may harm our business; if our or our vendors’ security measures fail or are breached and unauthorized access to our employees’, patients’ or partners’ data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners; our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; our existing indebtedness could adversely affect our business and growth prospects; and other risks and uncertainties set forth under “Risk Factors” included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021. LifeStance does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based, except as otherwise required by law.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, including Center Margin, Adjusted EBITDA, and Adjusted EBITDA margin. Tables showing the reconciliation of these non-GAAP financial measures to the comparable GAAP measures are included at the end of this release. Management believes these non-GAAP financial measures are useful in evaluating the company’s operating performance, and may be helpful to securities analysts, institutional investors and other interested parties in understanding the company’s operating performance and prospects. These non-GAAP financial measures, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. Therefore, the company’s non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, such as net loss or loss from operations.

Center Margin and Adjusted EBITDA anticipated for the second quarter of 2022 and full year 2022 are calculated in a manner consistent with the historical presentation of these measures at the end of this release. Reconciliation for the forward-looking second quarter of 2022 and full year 2022 Center Margin and Adjusted EBITDA guidance is not being provided, as LifeStance does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation. As such, LifeStance management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results.

# # # #

Consolidated Financial Information and Reconciliations

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except for par value)

	March 31, 2022	December 31, 2021
CURRENT ASSETS
Cash and cash equivalents	$113,990	$148,029
Patient accounts receivable, net	94,991	76,078
Prepaid expenses and other current assets	54,316	42,413
Total current assets	263,297	266,520
NONCURRENT ASSETS
Property and equipment, net	170,927	152,242
Intangible assets, net	291,180	300,355
Goodwill	1,229,303	1,204,544
Deposits	3,679	3,448
Total noncurrent assets	1,695,089	1,660,589
Total assets	$1,958,386	$1,927,109
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$15,136	$14,152
Accrued payroll expenses	73,207	60,002
Other accrued expenses	21,807	26,510
Current portion of contingent consideration	13,491	14,123
Other current liabilities	1,956	1,965
Total current liabilities	125,597	116,752
NONCURRENT LIABILITIES
Long-term debt, net	177,380	157,416
Other noncurrent liabilities	57,487	50,325
Contingent consideration, net of current portion	1,123	3,307
Deferred tax liability, net	54,281	54,281
Total noncurrent liabilities	290,271	265,329
Total liabilities	$415,868	$382,081
COMMITMENT AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock – par value $0.01 per share; 25,000 shares authorized as of March 31, 2022 and December 31, 2021; 0 shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock – par value $0.01 per share; 800,000 shares authorized as of March 31, 2022 and December 31, 2021; 374,323 and 374,255 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	3,744	3,743
Additional paid-in capital	1,958,174	1,898,357
Accumulated deficit	(419,400)	(357,072)
Total stockholders' equity	1,542,518	1,545,028
Total liabilities and stockholders’ equity	$1,958,386	$1,927,109

consolidated statements of operations

(unaudited)

(In thousands, except for Net Loss per Share)

	Three Months Ended March 31,
	2022	2021
TOTAL REVENUE	$203,095	$143,132
OPERATING EXPENSES
Center costs, excluding depreciation and amortization shown separately below	148,893	99,134
General and administrative expenses	103,369	32,651
Depreciation and amortization	15,684	12,228
Total operating expenses	$267,946	$144,013
LOSS FROM OPERATIONS	$(64,851)	$(881)
OTHER INCOME (EXPENSE)
Loss on remeasurement of contingent consideration	(434)	(307)
Transaction costs	(278)	(1,534)
Interest expense	(3,441)	(8,632)
Other expense	—	(89)
Total other expense	$(4,153)	$(10,562)
LOSS BEFORE INCOME TAXES	(69,004)	(11,443)
INCOME TAX BENEFIT	6,676	2,761
NET LOSS	$(62,328)	$(8,682)
Accretion of Redeemable Class A units	—	(36,750)
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS/MEMBERS	$(62,328)	$(45,432)
NET LOSS PER SHARE, BASIC AND DILUTED	(0.18)	(0.15)
Weighted-average shares used to compute basic and diluted net loss per share	350,849	305,538

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(62,328)	$(8,682)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,684	12,228
Stock and unit-based compensation	59,855	605
Amortization of debt issue costs	295	403
Loss on remeasurement of contingent consideration	434	307
Change in operating assets and liabilities, net of businesses acquired:
Patient accounts receivable, net	(18,121)	(3,116)
Prepaid expenses and other current assets	(12,065)	(8,042)
Accounts payable	1,852	3,014
Accrued payroll expenses	12,759	7,314
Other accrued expenses	4,943	5,878
Net cash provided by operating activities	3,308	9,909
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(27,910)	(11,081)
Acquisitions of businesses, net of cash acquired	(22,945)	(754)
Net cash used in investing activities	(50,855)	(11,835)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of deferred offering costs	—	(323)
Proceeds from long-term debt	20,000	26,200
Payments of debt issue costs	—	(955)
Payments of long-term debt	(331)	(785)
Payments of contingent consideration	(5,720)	(1,546)
Taxes related to net share settlement of equity awards	(441)	—
Net cash provided by financing activities	13,508	22,591
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(34,039)	20,665
Cash and Cash Equivalents - Beginning of period	148,029	18,829
CASH AND CASH EQUIVALENTS – END OF PERIOD	$113,990	$39,494
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$3,091	$6,806
Cash paid for taxes, net of refunds	$(60)	$3
SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES
Unpaid deferred offering costs included in accounts payable and other accrued expenses	$—	$1,871
Equipment financed through capital leases	$57	$14
Contingent consideration incurred in acquisitions of businesses	$2,470	$808
Acquisition of property and equipment included in liabilities	$12,320	$7,498

RECONCILIATION OF loss FROM OPERATIONS TO CENTER MARGIN

(unaudited)

	Three Months Ended March 31,
	2022	2021
(in thousands)
Loss from operations	$(64,851)	$(881)
Adjusted for:
Depreciation and amortization	15,684	12,228
General and administrative expenses (1)	103,369	32,651
Center Margin	$54,202	$43,998
(1)
Represents salaries, wages and employee benefits for our executive leadership, finance, human resources, marketing, billing and credentialing support and technology infrastructure and stock and unit-based compensation for all employees.

RECONCILIATION OF NET loss TO ADJUSTED EBITDA

(unaudited)

	Three Months Ended March 31,
	2022	2021
(in thousands)
Net loss	$(62,328)	$(8,682)
Adjusted for:
Interest expense	3,441	8,632
Depreciation and amortization	15,684	12,228
Income tax benefit	(6,676)	(2,761)
Loss on remeasurement of contingent consideration	434	307
Stock and unit-based compensation expense	59,855	605
Management fees (1)	—	89
Transaction costs (2)	278	1,534
Other expenses (3)	1,794	632
Adjusted EBITDA	$12,482	$12,584

(1)
Represents management fees paid to certain of our executive officers and affiliates of our Principal Stockholders pursuant to the management services agreement entered into in connection with the TPG Acquisition. The management services agreement terminated in connection with the IPO.
(2)
Primarily includes capital markets advisory, consulting, accounting and legal expenses related to our acquisitions.
(3)
Primarily includes costs incurred to consummate or integrate acquired centers, certain of which are wholly-owned and certain of which are affiliated practices, in addition to the fees paid to former owners of acquired centers and related expenses that are not reflective of the ongoing operating expenses of our centers. Acquired center integration and other are components of general and administrative expenses included in our unaudited consolidated statements of operations. Former owner fees is a component of center costs, excluding depreciation and amortization included in our unaudited consolidated statements of operations.